                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                          Northeast Federal Corp.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                          Craig W. Smith, Secretary
                ------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
- - --------
*Set forth the amount on which the filing is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

(LOGO OF NORTHEAST FEDERAL CORP. APPEARS HERE)

  50 State House Square
  Hartford, CT 06103

                                                                  April 28, 1994

Dear Fellow Common Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Northeast Federal Corp., the holding company of Northeast Savings, F.A., which will be held at The Hartford Club, 46 Prospect Street, Hartford, Connecticut at 10:00 a.m. on May 20, 1994. I, and the other members of the Board of Directors and management, look forward to greeting personally the common stockholders able to attend.

  On the following pages you will find the formal Notice of Annual Meeting and the proxy statement. At the meeting, stockholders will be asked to elect four directors, as described in the accompanying proxy statement.

  Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted at the meeting. Accordingly, please take a moment to date, sign and return the enclosed proxy card.

  We hope you will participate in the Annual Meeting, either in person or by proxy.

                                            Cordially,

                              (SIGNATURE OF GEORGE P. RUTLAND APPEARS HERE)
                                            George P. Rutland
                                            Chairman of the Board

               (LOGO OF NORTHEAST FEDERAL CORP. APPEARS HERE)

                             50 State House Square
                               Hartford, CT 06103

                                     NOTICE
                                       OF
                         ANNUAL MEETING OF STOCKHOLDERS
                              FRIDAY, MAY 20, 1994

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Common Stockholders of Northeast Federal Corp. will be held at The Hartford Club, 46 Prospect Street, Hartford, Connecticut on Friday, May 20, 1994, at 10:00 a.m. for the following purposes:

  (1) to elect four directors to serve three-year terms;

  (2) to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

  Pursuant to the Bylaws, the Board of Directors has fixed the close of business on March 25, 1994, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, or any adjournment thereof. A list of such stockholders will be available for inspection at the time and place of the meeting and during the ten days prior to the meeting, at the Office of the Secretary, Northeast Federal Corp., 50 State House Square, Hartford, Connecticut 06103.

                                        NORTHEAST FEDERAL CORP.

                          (SIGNATURE OF CRAIG W. SMITH APPEARS HERE)
                                        Craig W. Smith
                                        Secretary

Hartford, Connecticut
April 28, 1994

- - --------------------------------------------------------------------------------
IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY, THEREFORE, WHETHER OR NOT
YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE VOTE, DATE AND
SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH DOES
NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL NOT PREVENT YOU
FROM VOTING IN PERSON IF YOU ARE PRESENT AT THE MEETING.
- - --------------------------------------------------------------------------------

               (LOGO OF NORTHEAST FEDERAL CORP. APPEARS HERE)

                                PROXY STATEMENT

                               TABLE OF CONTENTS

Voting and Solicitation of Proxies..........................................   1
Election of Directors.......................................................   2
Information as to Nominees and Continuing Directors.........................   3
Information Regarding the Board of Directors................................   6
Security Ownership of Certain Beneficial Owners and Management..............   9
Executive Compensation and Certain Relationships and Related Transactions...  12
Personnel Committee Report..................................................  22
Stock Performance Graph.....................................................  26
Other Information...........................................................  27

(LOGO OF NORTHEAST FEDERAL CORP. APPEARS HERE)
                                                           50 State House Square
                                                     Hartford, Connecticut 06103

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 20, 1994

VOTING AND SOLICITATION OF PROXIES

  This proxy statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Northeast Federal Corp. ("Northeast Federal" or the "Company") for the Annual Meeting of its stockholders to be held at The Hartford Club, 46 Prospect Street, Hartford, Connecticut on Friday, May 20, 1994, at 10:00 a.m. and any adjournments thereof. The 1993 Summary Annual Report and Form 10-K including Consolidated Financial Statements for the fiscal year ended December 31, 1993 accompany this Proxy Statement but are not a part of this Proxy Statement.

  Whether or not you are able to attend in person, it is important that your shares be represented at the meeting. No action may be taken unless a majority of the outstanding shares of the Common Stock (the "Common Stock" and the holders of such stock the "Common Stockholders") is represented. To make sure your shares are represented at the meeting, please vote on each matter specified on the enclosed proxy card and return it, dated and signed in the enclosed prepaid envelope.

  If the enclosed proxy card is properly executed and returned, and is not revoked, it will be voted in accordance with the instructions indicated by the stockholder. The proxy provides a space for you to withhold your vote for the nominees for the Board of Directors if you choose to do so. You are urged to indicate the way you wish to vote on each matter in the space provided. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED IN THE PROXY STATEMENT.

  You may revoke your proxy at any time prior to its exercise by filing with the Secretary of Northeast Federal a written notice of revocation, by delivering to Northeast Federal a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. If you are a stockholder whose shares are not registered in your own name, you will need to obtain documentation as to your ownership and the right to vote from the recordholder in order to vote personally at the meeting.

  This proxy statement and the accompanying proxy are first being sent to the stockholders on or about April 28, 1994.

  The cost of soliciting the proxies will be borne by Northeast Federal. In addition to the solicitation of proxies by mail, proxies may be solicited by directors or officers of Northeast Federal in person or by telephone or telegraph. In addition, Northeast Federal will retain Morrow & Co., Inc. to aid in the solicitation for an estimated cost of $4,000 plus out-of-pocket expenses. Northeast Federal will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expense in so doing.

  Common Stockholders will vote for four directors and upon any other item of business properly brought before the meeting. The securities which can be voted at the meeting for the four nominees for Director and the other matters to be voted at the meeting consist of shares of Common Stock of Northeast Federal with each share entitling its owner to one vote on matters other than the election of directors, in respect to which election, a cumulative vote is permitted as discussed below. The close of business on March 25, 1994, has been fixed by the Board of Directors as the record date for determination of stockholders entitled to vote at the meeting. The number of shares of Common Stock outstanding on the record date was 13,443,957.

  The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve any proposal at the time of this Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

  As to the election of directors, the proxy cards solicited by the Board of Directors from the holders of the Common Stock enable such holders to vote for the election of the nominees for Director proposed by the Board of Directors or to withhold authority to vote for one or more of the nominees proposed. Directors are elected by a plurality of votes cast, without regard to either
(i) broker non-votes or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

  Proxies solicited hereby will be returned to the proxy solicitor or the Company's transfer agent and will be tabulated by the inspectors of election designated by the Board, at least one of whom will not be an employee or a director of the Company or any of its affiliates. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company for safekeeping.

ITEM 1. ELECTION OF DIRECTORS

GENERAL

  At each election of directors, every Common Stockholder entitled to vote has the right to vote, in person or by proxy, the number of shares owned for as many persons as there are directors to be elected by the Common Stockholders or to cumulate votes by giving one nominee as many votes as the number of such directors to be elected multiplied by the number of the shares owned shall equal, or by distributing such accumulated votes in such manner as selected by such holder among any number of nominees.

  Pursuant to the Bylaws of Northeast Federal, the Board of Directors has nominated the individuals named below for election by the Common Stockholders as directors. It is the intention of the persons named in the proxy to vote for the election of all or cumulatively for any one or more of the nominees for directors named below, at their discretion, unless the proxy is marked to indicate that such authorization is expressly withheld. The Board of Directors believes that all such nominees will stand for election and will serve as directors if so elected. If any person nominated is unable to stand for election or to serve his prescribed term of office, the proxy committee reserves full discretion to vote for any other person who may be nominated.

  There are presently thirteen members of the Board of Directors of Northeast Federal Corp. who were elected by the Common Stockholders (the "Common Stock Directors"). The Common Stock Directors serve three-year terms and approximately one-third of the Common Stock Directors are elected each year at the Annual Meeting. Directors serve until their successors are elected and qualified. The present Common Stock Directors of Northeast Federal also serve on the Board of Directors of its federal savings and loan subsidiary, Northeast Savings. Each of the Common Stock Directors was a director of Northeast Savings prior to the formation of the holding company and the reorganization which was effective July 9, 1990, with the exception of Kirk
W. Walters, who was elected to both Boards on November 16, 1990 and Barbara C. Lawrence who was elected to both Boards on June 28, 1991. See "Information as to Nominees and Continuing Directors."

INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS

  The nominees and continuing directors, their age at December 31, 1993, and the year in which the term for which they are proposed to be elected or have been elected will expire are set forth below.

                                           DIRECTOR OF
                                        NORTHEAST FEDERAL TERM TO
                NAME                AGE       SINCE       EXPIRE
                ----                --- ----------------- -------
COMMON STOCK NOMINEES
George J. Fantini, Jr.               51       1990         1997
Richard H. Gordon                    52       1990         1997
George P. Rutland                    61       1990         1997
John R. Silber                       67       1990         1997
CONTINUING COMMON STOCK DIRECTORS
Gerald P. Carmen                     63       1990         1995
David W. Clark, Jr.                  56       1990         1996
Beverly Lannquist Hamilton           47       1990         1995
Barbara C. Lawrence                  66       1991         1995
Thomas P. O'Neill III                49       1990         1995
George W. Sarney                     54       1990         1995
Raymond T. Schuler                   64       1990         1996
Kirk W. Walters                      38       1990         1996
Frederick W. Zuckerman               59       1990         1996
SERIES B PREFERRED STOCK DIRECTORS
Richard H. Gaskill                   51       1992           *
Jerome F. Williams                   39       1992           *

- - --------
*See "Series B Preferred Stock Directors" below.

  The business experience for the past five years, the positions, if any, held with the Company during the last five years, and a listing of other directorships of publicly traded and certain other companies held by each of the nominees and continuing directors are set forth below. The information set forth below is as of December 31, 1993. None of the nominees or continuing directors has a business relationship with Northeast Federal or Northeast Savings as the same is described in Item 404(b) of Regulation S-K of the Securities and Exchange Commission (the "SEC"), except as set forth in the section entitled "Certain Relationships and Related Transactions."

COMMON STOCK NOMINEES

  George J. Fantini, Jr.--Senior Vice President, The Boston Financial Group, which provides real estate oriented financial services.

  Richard H. Gordon--Commercial Real Estate Developer.

  George P. Rutland/1/--Chairman of the Board and Chief Executive Officer, Northeast Federal Corp. and Chairman of the Board and Chief Executive Officer, Northeast Savings, F.A.; former President and Chief Executive Officer of CalFed, Inc.

  John R. Silber--President, Boston University; Member of the Board of Directors of Seragen, Inc.

CONTINUING COMMON STOCK DIRECTORS

  Gerald P. Carmen--Partner, The Carmen Group; former Principal, Financial Institution Services Corporation; former President of the Federal Asset Disposition Association; former U.S. Ambassador to the United Nations Office and other international organizations in Geneva, Switzerland; member of the Board of Directors of the Mediplex Group, Inc., and Nostalgia Network, Inc.

  David W. Clark, Jr.--Managing Director of Pryor & Clark Company, a private investment firm; director of Checkpoint Systems, Inc., Acme United Corp., Conning & Co., Corcap Inc., and Compudyne Corporation/2/.

  Beverly Lannquist Hamilton--President, ARCO Investment Management Company; former Deputy Comptroller, City of New York; former Vice President--Investor Relations and Pension Investment, United Technologies Corporation; Member of the Board of Directors of Connecticut Natural Gas Corporation.

  Barbara C. Lawrence--Member of the Board of Directors of Lawrence Insurance Group.

  Thomas P. O'Neill III--Chairman, McDermott/O'Neill & Associates; former President, Bay State Investors, Inc.; Member of the Board of Directors of Meeschaert Capital Accumulation Fund, Inc.

  George W. Sarney--President, Siebe Control Systems and President, The
Foxboro Company; former Senior Vice President and Group Executive, Energy and Environmental Group, Raytheon Company; former Vice President and General Manager, Turbine Marketing and Projects Division and former Vice President and General Manager, Gas Turbine Division, General Electric Company. Member of the Board of Directors of Bay State Gas Company, Cincinnati Incorporated, and
Siebe PLC.
- - --------
/1/ Mr. Rutland stepped down as Chief Executive Officer effective January 1,
    1994 at which time Mr. Walters assumed the position of Chief Executive Officer.
/2/ CompuDyne Corporation is the parent company of CompuDyne, Inc. On December
    31, 1991, CompuDyne, Inc., one of seven wholly owned subsidiaries of CompuDype Corporation, filed a voluntary petition under Chapter 7 of the United States Bankruptcy Code. Mr. Clark had served as Chairman of the Board and Chief Executive Officer of CompuDyne, Inc. until November 30, 1990. CompuDyne, Inc. had ceased all operations a year prior to the filing and had no bank or secured debt. At the time of filing, however, CompuDyne, Inc. was the subject of various claims relating to hazardous substances at five previously operated manufacturing locations and was subject to a class action suit relating to asbestos contamination. All of the environmental matters related to a period five to ten years prior to Mr. Clark's association either with CompuDyne Corporation or CompuDyne, Inc.

  Raymond T. Schuler--Retired Vice Chairman, and former President and Chief Executive Officer, The Business Council of New York State, Inc.; Member of the Board of Directors of Consolidated Rail Corporation, and Oneida Ltd.

  Kirk W. Walters/3/ --President, Chief Operating Officer and Chief Financial Officer, Northeast Federal Corp. and President, Chief Operating Officer and Chief Financial Officer, Northeast Savings F.A.; and former Senior Vice President and Controller, California Federal Bank, a federal savings bank.

  Frederick W. Zuckerman--IBM Vice President and Treasurer, IBM Corporation; former Senior Vice President and Treasurer, RJR Nabisco, Inc.; former Business Consultant; former Vice President and Treasurer of Chrysler Corporation; Member of the Board of Trustees of Meditrust; Member of the Board of Directors of The Singapore Fund, Anacomp, Inc., The Turner Corporation, The Japan Equity Fund and NVR, Inc.

SERIES B PREFERRED STOCK DIRECTORS

  Richard H. Gaskill--Independent Business Consultant; former Executive Director of the Rhode Island Depositors Economic Protection Corporation ("DEPCO"); and former Senior Vice President for Corporate Development of Apple Bank.

  Jerome F. Williams--Deputy Director of the Rhode Island Department of Administration; and former Deputy General Treasurer for Finance for the State of Rhode Island.

  As indicated, two directors have been elected by the holder of the Company's $8.50 Cumulative Convertible Preferred Stock, Series B (the "Series B Preferred Stock") which stock was issued by the Company to DEPCO in connection with the acquisition by Northeast Savings of the assets of four Rhode Island financial institutions in state receivership proceedings (the "May 1992 Transactions"). DEPCO was created by act of the Rhode Island legislature for the purpose of protecting depositors of financial institutions in the State of Rhode Island whose deposits were previously insured by the Rhode Island Share and Deposit Indemnity Corporation, a private deposit insurance fund which entered into conservatorship proceedings. The Stock and Warrant Purchase Agreement entered into with DEPCO in connection with the acquisition permits DEPCO to transfer the Series B Preferred Stock to another agency or instrumentality of the State of Rhode Island, and such transferee is deemed a "nominee" of DEPCO. On June 24, 1992, the Company was advised by DEPCO that it had transferred the Series B Preferred Stock to the Rhode Island State Investment Commission (RISIC). The RISIC transferred the Series B Preferred Stock back to DEPCO on September 28, 1993.

  The Certificate of Designation for the Series B Preferred Stock increases the Board of Directors by two and gives DEPCO or its nominee the right to elect two directors so long as DEPCO or its nominee holds at least 211,020 shares of the Series B Preferred Stock (one director, if DEPCO or its nominee holds less than that number, but at least 105,510 shares of Series B Preferred Stock). RISIC has elected the two Series B Preferred Stock Directors identified above. These Directors will continue to hold these positions until DEPCO, the current owner of the Series B Preferred Stock, nominates and elects another individual to fill such position in accordance with the procedures for such appointment set forth in the Certificate of Designation for the Series B Preferred Stock. See "Security Ownership of Certain Beneficial Owners and Management" for information regarding the beneficial ownership of Company Common Stock by DEPCO.
- - --------
/3/ Mr. Walters was elected Chief Executive Officer in November 1993 effective
    January 1, 1994.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

  Lynne M. Carcia (Age 31)--Senior Vice President, Controller and Principal Accounting Officer of the Company and the Association; former Senior Vice President and Controller of the Company and the Association; former Vice President, Loan Accounting of the Association; former Audit Manager, Ernst & Young.

  JoAnn Dolan (Age 42)--Executive Vice President, Loan Administration and Operations of Northeast Savings; former Executive Vice President, Consumer Lending and Loan Administration of the Association; former Senior Vice President, Consumer Lending of the Association.

  Tami W. Kaschuluk (Age 36)--Executive Vice President & Chief Appraiser for the Association; former Senior Vice President and Chief Appraiser for the Association; former Manager, Appraisal Division, Cushman & Wakefield.

  Daniel J. Steinmetz (Age 41)--Executive Vice President, Commercial Lending of the Association; former Senior Vice President, Commercial Lending of the Association; former Vice President and Regional Manager, Commercial Lending, Bank of Boston, Connecticut.

  Victor A. Vrigian, Jr. (Age 37)--Executive Vice President, Retail Banking and Marketing of the Association; former Senior Vice President, Marketing for the Association; former Vice President, Deposit Products of the Association.

INFORMATION REGARDING THE BOARD OF DIRECTORS

GENERAL

  The Company's Board of Directors met 11 times during the fiscal year ended December 31, 1993. During the fiscal year, the Common Stock Directors of the Company also served on the Board of Directors of Northeast Savings, which met 11 times. Effective January 22, 1993, the Series B Preferred Stock Directors also served on the Board of Directors of Northeast Savings for a term expiring at the 1994 Annual Meeting of the Association unless earlier terminated.

COMMITTEES

  The Northeast Federal Board of Directors has appointed three standing committees: Audit, Executive and Personnel. The membership and principal responsibilities of those committees and the number of meetings held by each during the fiscal year ended December 31, 1993, appear below.

EXECUTIVE COMMITTEE (2 MEETINGS)

  Between meetings of the Board of Directors, the Executive Committee has all powers which may be delegated to it under Delaware law. In general, the Executive Committee may supervise the management of all business of the Company,except for matters which by law specifically require the action of the full Board or the stockholders. The present members of the Executive Committee are George P. Rutland, Chairman; David W. Clark, Jr.; Thomas P. O'Neill III; Raymond T. Schuler; Kirk W. Walters; and Frederick W. Zuckerman.

AUDIT COMMITTEE (4 MEETINGS)

  The Audit Committee reviews and acts or reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of and nature of services to be performed by the Company's independent auditors, the performance of the independent auditors and the fees to be paid to them. In addition, the Committee reviews the scope of audit procedures and the accounting policies, procedures and internal controls of the Company to determine their compliance with Company policies and applicable laws and regulations. The Committee also reviews with management and independent auditors the annual financial statements and the accompanying notes, as well as management's statements and assessments and its independent public accountant's attestation report concerning Northeast Savings' internal control structure and financial reporting procedures. The present members of the Audit Committee are David W. Clark, Jr., Chairman; Gerald P. Carmen; Thomas P. O'Neill III; Raymond
T. Schuler; John R. Silber; and Frederick W. Zuckerman, none of whom are employees of the Company or the Association.

PERSONNEL COMMITTEE (5 MEETINGS)

  The Personnel Committee makes recommendations to the Board concerning the election of senior officers and reviews and approves their compensation. It reviews and approves employee benefit plans and incentive plans and participation therein and, where required, recommends changes to the Board of Directors. The Committee also reviews and approves Company personnel policies. The present members of the Personnel Committee are Raymond T. Schuler, Chairman; David W. Clark, Jr.; Beverly Lannquist Hamilton; George W. Sarney; and Frederick W. Zuckerman, none of whom are employees of the Company or the Association.

NOMINATIONS

  There is no Nominating Committee of the Board of Directors. Nominations to the Board are made by the Board of Directors. The Board will consider nominees recommended by stockholders.

  Pursuant to the Company's Bylaws, nominations of persons for election to the Board may be made by any stockholder of the Company at a meeting of stockholders, provided that such stockholder provides notice in writing to the Secretary of the Company not less than sixty days prior to the meeting. If less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, then notice of a nomination must be received within ten days following the day on which notice of the meeting was mailed or publicly disclosed to stockholders. Notices of nominations must contain the type of information about the nominee that is required to be disclosed in solicitations for proxies for elections of directors pursuant to Regulation 14A of the SEC, as well as the name and record address of the nominating stockholder and the class and number of shares of the Company which are beneficially owned by the stockholder.

NORTHEAST SAVINGS, F.A. COMMITTEES (14 MEETINGS)

  There are five standing committees of the Board of Directors of Northeast Savings. They are the Executive, Audit, Personnel, Community Reinvestment and Social Responsibility Committees.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

  During the fiscal year ended December 31, 1993, all directors attended more than 75 percent of the aggregate of the total number of meetings of the Board of Directors and Committees of the

Board on which he or she served. All absences by directors from Board Meetings were excused by a vote of a majority of the Board.

DIRECTORS' COMPENSATION

DIRECTORS' FEES

  Directors of Northeast Federal receive no compensation for their services as such to the Company. During the fiscal year ended December 31, 1993, the Common Stock Directors also served as directors of Northeast Savings. Directors of Northeast Savings are paid $7,000 per annum, payable quarterly in arrears, plus $1,000 for each Board meeting and $500 for each committee meeting attended except for members of the Audit Committee who receive $1,000 for each Audit Committee meeting attended. The Chairman of the Audit Committee is paid a retainer of $2,500 per annum payable quarterly in arrears, and the Chairman of the Personnel Committee is paid a retainer of $2,000 per annum payable quarterly in arrears. Each director also receives $1,000 for any day when such director performs services for the Association when so requested and authorized by the Chairman of the Board of Directors. Directors required to travel more than 75 miles from their principal residence to such meetings are paid an additional fee of $200, plus ordinarily reimbursed expenses. Effective January 22, 1993, the Series B Preferred Stock Directors also served as Directors of Northeast Savings and receive compensation as set forth above for the period of such services. Until November 1993, directors fees for the services of Richard
H. Gaskill were paid directly to DEPCO; after November 1993, directors fees were paid to Mr. Gaskill. Directors fees for Mr. Williams' services are paid to the State of Rhode Island. Employees who are also directors do not receive any compensation for service as directors other than salary and related benefits. Directors who are not employees are not entitled to any of the fringe benefits afforded to employees.

DIRECTORS' DEFERRED FEE PLAN

  The Association also has established the Northeast Savings, F.A. 1993 Directors' Deferred Fee Plan ("Directors' Deferred Fee Plan") as a method to all Directors of the Association to defer fees in exchange for a future cash benefit and/or a benefit based on the fair market value of the Company's Common Stock. A participant in the Deferred Fee Plan may elect to defer all or a portion of his fees, which election shall be irrevocable for the calendar year for which such election was made, except in the case of an initial election (an election made prior to September 30, 1993 or within 90 days of becoming a director) which shall be irrevocable until the end of the calendar year on which such election was made. Each participant is vested immediately in the right to receive his deferred fee. Each participant can elect to have his deferred fees put into a deferred money account and/or a stock unit account. Accounts in a deferred money account during a year will earn interest at a rate equal to the rate established by the Board of Directors for such purpose prior to the commencement of the year. Amounts in the stock unit account are required to be provided to a trust (the "Trust") which has been established by the Board of Directors for such purpose prior to commencement of the year.

DIRECTORS' OPTION PLAN

  The Northeast Federal Corp. 1993 Stock Option Plan for Three Year Term Outside Directors (the "Directors Option Plan"), which was approved by the Company's stockholders at the 1993 Annual Meeting authorizes the granting of non-statutory stock options for 500,000 shares of Common Stock to members of the Board of Directors who were elected as a member of a class of directors having a three year term, who are also directors of the Association and who are not officers of the Association or the Company ("Outside Directors"). On July 1, 1993, Outside Directors of the Company who served as a director of the Company or the Association for three consecutive years received options to purchase 20,000 shares of Common Stock and Outside Directors of the Company who have served 12 consecutive years or more as directors of the Company receive options to purchase an additional 10,000 shares of Common Stock. These options vest on July 1, 1994.

STOCK OWNERSHIP BY MANAGEMENT AND OTHER BENEFICIAL OWNERS

  The following table sets forth information as of March 25, 1994 with respect to the shares of the Company's Common Stock beneficially owned by each director of the Company, each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. "Common Stock Beneficially Owned" includes stock held in joint tenancy; stock owned as tenants in common; stock owned or held by spouse or other member of a nominee or continuing director's household; options exercisable within 60 days of this proxy statement; and all stock in which the nominee or director either has or shares voting and/or investment power even though the nominee or continuing director disclaims any beneficial interest in such stock.

                                                   AMOUNT OF
                                                 COMMON STOCK
                                                 BENEFICIALLY
                                                  OWNED AS OF         PERCENT
NAME                                            THE RECORD DATE     OF CLASS(1)
- - ----                                            ---------------     -----------
COMMON STOCK NOMINEES

George J. Fantini, Jr. .......................          520               *
Richard H. Gordon.............................       53,361               *
George P. Rutland.............................      206,315(2)(3)      1.51
John R. Silber................................       45,638               *

CONTINUING DIRECTORS

Gerald P. Carmen..............................          520               *
David W. Clark, Jr. ..........................       54,081               *
Beverly Lannquist Hamilton....................        2,375               *
Barbara C. Lawrence...........................       12,000               *
Thomas P. O'Neill III.........................        3,162               *
George W. Sarney..............................       29,893               *
Raymond T. Schuler............................      122,033               *
Kirk W. Walters...............................       81,431(4)(5)         *
Frederick W. Zuckerman........................        1,000               *

SERIES B PREFERRED DIRECTORS

Richard H. Gaskill............................          -- (6)            *
Jerome F. Williams............................          -- (6)            *

NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

JoAnn Dolan...................................       20,724(7)(8)         *
Tami W. Kaschuluk.............................       13,138(9)(10)        *
Daniel J. Steinmetz...........................        9,104(11)(12)       *
All Directors and Executive Officers of North-
 east Federal as a group (20 persons)
 (13)(14)(15)                                       673,311             4.9

- - --------
 (1) An asterisk in this column indicates that the percentage does not exceed 1.0% of the Company's voting stock.
 (2) Includes 9,996 shares of Common Stock held for the benefit of Mr. Rutland in the Northeast Savings, F.A. 401(k) Plan as of December 31, 1993. Also includes 6,211 shares of Common Stock allocated to Mr. Rutland's account pursuant to the Northeast Savings Employee Stock Ownership Plan as of December 31, 1993. See also "Executive Compensation".
 (3) Includes 175,000 options to purchase Common Stock exercisable within 60 days of this proxy statement.
 (4) Includes 2,561 shares of Common Stock held for the benefit of Mr. Walters in the Northeast Savings 401(k) Plan as of December 31, 1993. Also includes 4,670 shares of Common Stock allocated to Mr. Walters account pursuant to the Northeast Savings Employee Stock Ownership Plan as of December 31, 1993. See also "Executive Compensation".
 (5) Includes 70,000 options to purchase Common Stock exercisable within 60 days of this proxy statement.
 (6) Does not include Common Stock which DEPCO may acquire immediately through the exercise of warrants--See "By Other Beneficial Owners".
 (7) Includes 2,162 shares of Common Stock held for the benefit of Ms. Dolan in the Northeast Savings 401(k) Thrift and Profit Sharing Plan as of December 31, 1993. Also includes 3,562 shares of Common Stock allocated to Ms. Dolan account pursuant to the Northeast Savings Employee Stock Ownership Plan as of December 31, 1993. See also "Executive Compensation".
 (8) Includes 15,000 options to purchase Common Stock exercisable within 60 days of this proxy statement.
 (9) Includes 3,020 shares of Common Stock held for the benefit of Ms. Kaschuluk in the Northeast Savings 401(k) Thrift and Profit Sharing Plan as of December 31, 1993. Also includes 2,452 shares of Common Stock allocated to Ms. Kaschuluk pursuant to the Northeast Savings Employee Stock Ownership Plan as of December 31, 1993. See also "Executive Compensation".
(10) Includes 7,666 options to purchase Common Stock exercisable within 60 days of this proxy statement.
(11) Includes 1,038 shares of Common Stock held for the benefit of Mr. Steinmetz in the Northeast Savings 401(k) Thrift and Profit Sharing Plan as of December 31, 1993. Also includes 2,066 shares of Common Stock allocated to Mr. Steinmetz's account pursuant to the Northeast Savings Employee Stock Ownership Plan as of December 31, 1993. See also "Executive Compensation".
(12) Includes 5,000 options to purchase Common Stock exercisable within 60 days of this proxy statement.
(13) All shares above are individually held or held jointly or individually by a spouse or child.
(14) Includes 19,217 shares held for the benefit of the executive officers with Northeast Savings 401(k) Plan. Also includes 22,144 shares of Common Stock allocated to officers accounts pursuant to the Northeast Savings Employee Stock Ownership Plan as of December 31, 1993. See also "Securities Ownership of Certain Beneficial Owners" and "Executive Compensation".
(15) Includes 285,332 options to purchase Common Stock held by executive officers and exercisable within 60 days of this proxy statement.

  Under federal securities laws, the Company's directors, its executive officers, and any persons holding 10 percent or more of any class of equity securities are required to report their ownership of the Company's equity securities and any changes in that ownership to the SEC and the New York Stock Exchange. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates during the fiscal year ended December 31, 1993. Based on reports and representations submitted by the directors and executive officers of the Company, all required forms were timely filed with the SEC except that Barbara
C. Lawrence, a director of the Company, filed a late report on Form 4. The Form 4 related to a sale of the Company's Common Stock on November 24, 1993 by United Community Life Insurance Company, and the Form 4 was filed on December 28, 1993. Mrs. Lawrence has disclaimed beneficial ownership of the shares. United Community Insurance Company is wholly-owned by Lawrence Insurance Group, which is approximately 93% owned by Lawrence Group, Inc. Lawrence Group, Inc. is 5% owned by Mrs. Lawrence and 95% owned by Albert W. Lawrence, husband of Mrs. Lawrence. Mrs. Lawrence is Director and Secretary of the Board of Directors of United Community Insurance Company.

BY OTHER BENEFICIAL OWNERS

  The regulations of the SEC require disclosure with respect to any person known to the Company to be a beneficial owner, as beneficial ownership is defined in such regulations, of more than five percent (5%) of any class Northeast Federal voting securities. Certain information known to the Company as of March 25, 1994, with respect to such persons appears in the following table:

                                                       AMOUNT AND NATURE PERCENT
                                 NAME AND ADDRESS OF     OF BENEFICIAL     OF
        TITLE OF CLASS             BENEFICIAL OWNER        OWNERSHIP      CLASS
        --------------           -------------------   ----------------- -------
Common Stock.............       DEPCO                        800,000(1)    5.6%
                                89 Jefferson Boulevard
                                Warwick, RI
Common Stock.............       First Manhattan Co.        1,005,228(2)    7.5%
                                437 Madison Avenue
                                New York, NY 10022

- - --------
(1) In connection with the acquisition by Northeast Savings of certain of the assets of four Rhode Island financial institutions which were in State receivership, Northeast Federal Corp. issued to the DEPCO 351,700 shares of Series B Preferred Stock and warrants to purchase 800,000 shares of Common Stock of the Company. The warrants are exercisable after 90 days from the date of issuance, May 8, 1992. The Series B Preferred Stock and warrants were transferred to the Rhode Island State Investment Commission on June 24, 1992. The RISIC transferred the warrants back to DEPCO on September 28, 1993.
(2) A Schedule 13G dated February 11, 1994 has been filed by First Manhattan
    Co.

EXECUTIVE COMPENSATION AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SUMMARY COMPENSATION TABLE

  The following table sets forth the compensation paid by Northeast Savings for services rendered in all capacities during the fiscal year ended December 31, 1993, the nine month fiscal year ended December 31, 1992, and the twelve month fiscal year ended March 31, 1992 to the Chief Executive Officer and each of the four most highly compensated executive officers of the Company serving at December 31, 1993 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION                     LONG TERM COMPENSATION
                                --------------------------------------     -----------------------------
                                                                                  AWARDS         PAYOUTS
                                                                           --------------------- -------
                                                               OTHER                  SECURITIES
                                                               ANNUAL      RESTRICTED UNDERLYING         ALL OTHER
         NAME AND                                             COMPEN-        STOCK     OPTIONS/   LTIP    COMPEN-
         PRINCIPAL                YEAR       SALARY     BONUS  SATION       AWARD(S)    AWARDS   PAYOUTS  SATION
         POSITION                ENDED        ($)        ($)    ($)           ($)        ($)       ($)      ($)
         ---------              --------    --------    ----- --------     ---------- ---------- ------- ---------
 George P. Rutland(1)           12/31/93    $450,008       0  $158,466(5)     None    245,000/0   None   $104,363(6)
   Chairman of the Board &      12/31/92(3)  346,160(4)    0    45,584(7)     None            0   None     88,443(8)
   Chief Executive Officer      03/31/92     450,008       0       --         None            0   None        --

 Kirk W. Walters(2)             12/31/93    $258,847       0  $ 34,087(9)     None    350,000/0   None   $ 36,878(10)
   President, Chief Operat-
   ing Officer                  12/31/92(3)  185,577(4)    0       -- (11)    None            0   None     36,896(12)
   and Chief                    03/31/92     212,500       0       --         None            0   None        --
   Financial Officer

 JoAnn Dolan                    12/31/93    $134,864       0       -- (11)    None     25,000/0   None   $ 18,020(13)
   Executive Vice President     12/31/92(3)   99,576(4)    0       -- (11)    None            0   None     16,868(14)
   Loan Administration and      03/31/92     121,846       0       --         None            0   None        --
   Operations of Northeast
    Savings

 Tami W. Kaschuluk              12/31/93    $126,354       0       -- (11)    None     25,000/0   None   $ 18,107(15)
   Executive Vice President     12/31/92(3)   89,572(4)    0       -- (11)    None            0   None     16,690(16)
   Chief Appraiser of           03/31/92     104,231       0       --         None            0   None        --
   Northeast Savings

 Daniel J. Steinmetz            12/31/93    $ 94,231       0       -- (11)    None     10,000/0   None   $ 14,801(17)
   Executive Vice Presi-
   dent, Commercial             12/31/92(3)   71,308(4)    0       -- (11)    None            0   None     16,465(18)
   Lending of                   03/31/92      89,442       0       --         None            0   None        --
   Northeast Savings

- - --------
   (1) Mr. Rutland stepped down as Chief Executive Officer effective January 1, 1994.
   (2) Mr. Walters was promoted to the position of Chief Executive Officer effective January 1, 1994.
   (3) This line reflects compensation for the nine month fiscal year ended December 31, 1992 as a result of the Board's decision to change the Company's fiscal year end from March 31 to December 31.
   (4) This line reflects the Named Executive Officers salaries for the nine month fiscal year ended December 31, 1992. Salaries for the Named Executive Officers for the twelve months from January 1, 1992 to December 31, 1992 were as follows: George P. Rutland--$469,154; Kirk W. Walters-- $248,622; JoAnn Dolan--$134,220; Tami W. Kaschuluk--$120,379; Daniel J.
       Steinmetz--$96,160.
   (5) Includes cumulative income tax gross up of $105,664 for the fiscal year ended December 31, 1993 for the nine month fiscal year ended December 31, 1992 and the fiscal years ended March 31, 1992, 1991, 1990, 1989. Mr. Rutland was reimbursed for taxes relating to an annual recurring reimbursement paid to him by the Association for a life insurance premium.

 (6) Includes: (a) the Association's contribution to the Thrift and Profit Sharing Plan for Employees of Northeast Savings, F.A. (the "401(k) Plan") of $4,497; (b) the Association's contribution to the Northeast Savings, F.A. 1993 Deferred Compensation Plan for Key Executives of Northeast Savings, F.A. (the "Deferred Compensation Plan") of $3,635; and (c) the Association's contribution to the Northeast Savings, F.A. Employee Stock Ownership Plan (the "ESOP") of $12,236. The fair market value as of December 31, 1993 of the shares of Common Stock paid for as a result of such contribution to the ESOP and allocated as of that date to the employee's account in the ESOP was only $3,882. The amount shown also includes $57,383 for an executive life insurance plan pursuant to a split dollar life insurance arrangement and $1,677 for an executive disability program. Includes $24,935 in relocation costs paid by the Association in connection with relocating Mr. Rutland to California to oversee the management and disposition of the Association's non-performing assets and real estate owned.
 (7) Includes an annual recurring reimbursement of $31,955 for life insurance.
 (8) Includes: (a) the Association's contribution to the 401(k) Plan of $729; and (b) the Association's contribution to the ESOP of $14,057. The fair market value as of December 31, 1992 of the shares of Common Stock paid for as a result of such contribution to the ESOP and allocated as of that date to the employee's account in the ESOP was only $6,754. The amount shown also includes $1,257 for an executive disability program and $72,400 from an executive life insurance plan pursuant to a split dollar life insurance arrangement, which were not paid during the fiscal year, but in the prior fiscal year for coverage during the nine month fiscal year ended December 31, 1992. For the twelve months from January 1, 1992 to December 31, 1992, the Association's contribution to the 401(k) and the ESOP were $4,364 and $14,058 respectively. The Association's contribution to the executive disability program for the twelve month period was $1,677.
 (9) Includes $19,000 automobile allowance.
(10) Includes: (a) the Association's contribution to the 401(k) Plan of $4,497; and (b) the Association's contribution to the ESOP of $12,236. The fair market value as of December 31, 1993 of the shares of Common Stock paid for as a result of such contribution to the ESOP and allocated as of that date to the employee's account in the ESOP was only $3,882. The amount shown also includes $16,473 for an executive life insurance plan pursuant to a split dollar life insurance arrangement and $3,672 for an executive disability program.
(11) Under the "Other Annual Compensation" category perquisites for the fiscal year did not exceed the lesser of $50,000 or 10% of salary and bonus as reported for the named executive.
(12) Includes: (a) the Association's contribution to the 401(k) Plan of $2,547; and (b) the Association's contribution to the ESOP of approximately $14,057. The fair market value as of December 31, 1992 of the shares of Common Stock paid for as a result of such contribution to the ESOP and allocated as of that date was only $6,754. The amount shown also includes $2,492 for an executive disability program and $17,800 for an executive life insurance plan pursuant to a split dollar life insurance arrangement, which were not paid during the fiscal year, but in the prior fiscal year for the coverage during the nine month fiscal year ended December 31, 1992. For the twelve months from January 1, 1992 to December 31, 1992, the Association's contribution to the 401(K) and the ESOP were $4,364 and $14,058 respectively. The Association's contribution to the executive disability program for the twelve month period was $3,323.
(13) Includes: (a) the Association's contribution to the 401(k) Plan of $4,021;
     (b) the Association's contribution to the Deferred Compensation Plan of $1,461; and (c) the Association's contribution to the ESOP of $6,997. The fair market value as of December 31, 1993 of the shares of Common Stock paid for as a result of such contribution to the ESOP and allocated as of the date of the employee's account in the ESOP was only $2,220. Also includes $4,021 for an executive life insurance plan pursuant to a split dollar life insurance arrangement and $1,520 for an executive disability program.

(14) Includes: (a) the Association's contribution to the 401(k) Plan of $2,954; and (b) the Association's contribution to the ESOP of $8,146. The fair market value as of December 31, 1992 of shares of Common Stock paid for as a result of such contribution to the ESOP and allocated as of the date of the employee's account in the ESOP was only $3,913. The amount shown also includes $1,140 for an executive disability program and $4,628 for an executive life insurance plan pursuant to a split dollar life insurance arrangement, which were not paid during the fiscal year, but in the prior fiscal year for coverage during the nine months ended December 31, 1992. For the twelve months from January 1, 1992 to December 31, 1992, the Association's contribution to the 401(k) and the ESOP were $3,978 and $8,146 respectively. The Association's contribution to the executive disability program for the twelve months was $1,520.
(15) Includes: (a) the Association's contribution to the 401(k) Plan of $3,791;
     (b) the Association's contribution to the Deferred Compensation Plan of $1,417; and (c) the Association's contribution to the ESOP of $6,556. The fair market value as of December 31, 1992 of shares of Common Stock paid for as a result of such contribution to the ESOP and allocated as of the date of the employees account in the ESOP was only $2,080. Also includes $4,961 for an executive life insurance plan pursuant to a split dollar arrangement and $1,202 for an executive disability program.
(16) Includes: (a) the Association's contribution to the 401(k) Plan of $2,479; and (b) the Association's contribution to the ESOP of $7,317. The fair market value as of December 31, 1992 of shares of Common Stock paid for as a result of such contribution to the ESOP and allocated as of that date to the employee's account in the ESOP was only $3,515. The amount shown also includes $902 for an executive disability program and $5,992 for an executive life insurance plan pursuant to a split dollar arrangement which were not paid during the fiscal year, but in the prior fiscal year for coverage during the nine months ended December 31, 1992. For the twelve months from January 1, 1992 to December 31, 1992, the Association's contribution to the 401(k) and the ESOP were $3,391 and $7,317 respectively. The Association's contribution to the executive disability program for the twelve months was $1,202.
(17) Includes: (a) the Association's contribution to the 401(k) Plan of $2,829;
     (b) the Association's contribution to the Deferred Compensation Plan of $1,009; and (c) the Association's contribution to the ESOP of $4,889. The fair market value as of December 31, 1993 of shares of Common Stock paid for as a result of such contribution to the ESOP and allocated as of that date to the employee's account in the ESOP was only $1,551. Also includes $4,897 for an executive life insurance plan pursuant to a split dollar life insurance arrangement and $1,177 for an executive disability program.
(18) Includes: (a) the Association's contribution to the 401(k) Plan of $2,139; and (b) the Association's contribution to the ESOP of $5,907. The fair market value as of December 31, 1993 of the shares of Common Stock paid for as a result of such contribution to the ESOP and allocated as of the date of the employee's account in the ESOP was only $2,838. Also includes $883 for an executive disability program and $5,668 for an executive life insurance plan payable pursuant to a split dollar life insurance arrangement which were not paid during the fiscal year, but in the prior fiscal year for coverage during the nine months ended December 31, 1992. For the twelve months from January 1, 1992 to December 31, 1992, the Association's contribution to the 401(k) and the ESOP were $2,885 and $5,907 respectively. The Association's contribution to the executive disability program for the twelve months was $1,177.

PENSION PLAN

  Northeast Savings maintains a noncontributory defined benefit pension plan (the "Plan") for its employees, which is a result of the merging of the four noncontributory defined benefit pension plans maintained previously by the Association or its predecessors, hereinafter designated the New York, Connecticut and Massachusetts Plans. The Plan provides generally for monthly payments to and on behalf of each covered employee upon such employee's normal retirement at age 65. The Plan covers all past participants in the merged plans plus all new employees who have attained age 21 and have been employed for one year with 1,000 hours of service.

  The Plan was amended and restated in its entirety on May 20, 1988, effective July 1, 1988. An initial account balance equal to the present value of accrued benefits under the Plan has been established for each eligible participant. The amended and restated noncontributory defined benefit pension plan is an account balance accumulation plan. Benefits will be based on 2.5 percent of each year's base compensation plus commission, bonus and overtime, as determined under IRS Regulations which include a limitation on the maximum amount of compensation includable for purposes of calculating the benefits. As a result of such limitation, compensation for purposes of this pension benefit calculation does not correlate with executive compensation disclosed in the Summary Compensation Table. Effective April 23, 1993, the Plan was amended to provide an additional benefit of 2.5% of the participants' base salary that exceeds the Social Security wage base. This amendment applies to active participants' in the Plan on or after April 23, 1993 and the benefit is retroactive to July 1, 1988.

  Vested benefits under the restated Plan accumulate at a rate of 20 percent after 3 years of eligibility, and 20 percent each year thereafter to 100 percent after 7 years. The Plan, as it presently exists and as amended, complies with the requirements of the Employee Retirement Income Security Act of 1974. Vested benefits under the Plan, up to certain limits, are insured with the Pension Benefit Guaranty Corporation. The estimated annual benefits payable upon retirement at normal retirement age (65) for each of the Named Executive Officers are as follows:

                              PROJECTED ANNUAL BENEFIT
         NAME OF INDIVIDUAL   AT NORMAL RETIREMENT AGE
         -------------------  ------------------------
        George P. Rutland             $ 9,414
        Kirk W. Walters               $73,043
        JoAnn Dolan                   $48,491
        Tami W. Kaschuluk             $65,671
        Daniel J. Steinmetz           $43,235

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

  Northeast Savings also has a Supplemental Executive Retirement Plan ("SERP") for Mr. Walters, which is funded by split dollar life insurance. The SERP provides that if Mr. Walters retires on or after his Normal Retirement Date, defined in the SERP as the date on which he reaches age 65, the Employer is required to pay him a retirement benefit payable in the form of a lump sum equal to the present value (using a rate equal to the Pension Benefit Guarantee Corporation's immediate annuity interest rate at the time of retirement) of 60 percent of the average of Mr. Walters' highest three years compensation (taxable income) during his employment payable for his life expectancy based on 100% of the 1983 Group Annuity Mortality Table or 15 years certain, whichever is longer, less the sum of the following: (i) Mr. Walters' cash value in a life insurance policy under a certain split dollar agreement dated February 1, 1991;
(ii) present value of the benefit of the Employer's contribution from Employer's qualified plans, assuming Mr. Walters participates to the maximum allowed whether or not he elects to participate; and (iii) present value of projected social security benefits; and (iv) present value of the maximum amount Mr. Walters would be entitled to defer under the Northeast Savings, F.A. 1993 Deferred Compensation Plan for Key Executives which would entitle him to a matching contribution thereunder, assuming that

Mr. Walters participates to the extent that he receives the maximum matching contribution under the Compensation Plan whether or not Mr. Walters elects to participate. If Mr. Walters suffers a partial or total disability as that term is defined in his SERP while employed by the Employer, the Employer will pay him a disability benefit equal to the equivalent lump sum value of the Employer's normal retirement benefit. In accordance with the formula set forth above, the estimated present value of the net benefit payable from the SERP at normal retirement date for Mr. Walters would be $1,452,800.

  The SERP also provides that, if Mr. Walters terminates his employment with the Employer prior to his Normal Retirement Date for reasons other than death or disability, he will receive his normal retirement benefit as set forth above according to a vesting schedule whereby 75% of such benefit had vested by February 1, 1993 and full vesting would occur on February 1, 1994. However, as a result of a change in control as defined in the SERP, the full percentage benefit is vested. It should be noted that because of the nature of the calculation of the SERP retirement benefit, described above, particularly the calculation of the reductions to the benefit, whether there would be an actual SERP benefit, and the amount thereof, to Mr. Walters can only be determined at the time his employment actually ceases. If Mr. Walter's employment terminated as of December 31, 1993, he would have been entitled to the benefit disclosed under "Change of Control Arrangements."

CHANGE IN CONTROL ARRANGEMENTS

  On March 1, 1992, Northeast Savings and Northeast Federal entered into Change in Control Agreements (the "Agreements") with two of the executive officers named in the summary compensation table: George P. Rutland, then Chairman of the Board and Chief Executive Officer, and Kirk W. Walters, President, Chief Operating Officer, and Chief Financial Officer. The Agreements terminate on December 31, 1994. In the context of the Agreements Northeast Federal and Northeast Savings are referred to collectively as Northeast. Subsequent to the fiscal year ended December 31, 1993, the Agreements were amended and restated as of January 1, 1994 (the "Amended Agreements"). The term of the Amended Agreements runs until December 31, 1997.

  Change in Control is defined in the Agreements to mean a change in control of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Securities and Exchange Act of 1934, as amended ("Exchange Act"); provided, without limitation, such change in control shall be deemed to have occurred under the Agreements if (A) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange
Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Northeast representing 25% or more of the combined voting power of Northeast's then outstanding securities; or (B) during any period of twelve consecutive months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority thereof unless the election, or nomination for election by Northeast's shareowners, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (C) disposition of the business of Northeast for which services principally are performed by the executive pursuant to a partial or complete liquidation of Northeast, a sale of assets (including stock of a subsidiary) of Northeast, or otherwise; or (D) any "person" is or becomes the "beneficial owner," "directly or indirectly," of securities of Northeast representing 19.9% or more of the combined voting power of Northeast's then outstanding securities and one or more designees of such "person" is a member of or is thereafter elected to the Board of Directors; or
(E) any "person" is or becomes
the "beneficial owner," "directly or indirectly," of securities of Northeast representing 10% or more of the combined voting power of Northeast's then outstanding securities and two or more designees of such "person" are then members or are thereafter elected to the Board of Directors of Northeast; or
(F) Northeast makes a public announcement of or enters into a definitive agreement to merge with or to sell all of its assets to another entity. As a result of the May 1992 Transactions whereby DEPCO acquired the Series B Preferred Stock and warrants to purchase 800,000 shares of Common Stock, the transfer of such Series B Preferred Stock and warrants to the RISIC, and the RISIC's election of two directors to the Company's Board of Directors, there has been a change in control within the meaning of the Agreements. On
September 28, 1993, RISIC transferred the Series B Preferred Stock back to
DEPCO.

  If an Executive terminates his employment with the Association after a change in control (which has occurred), because, among other things, of a substantial alteration in the nature or status of the Executive's responsibilities or an assignment of duties inconsistent with his office, a reduction in the Executive's base salary or substantial change in his employee benefits, the relocation of Northeast's principal executive offices, or a failure of Northeast to obtain a satisfactory agreement from any successors to assume and agree to perform the Agreements, such termination will be considered to be for "good reason" under the Agreements.

  With respect to each of the two Executives, the Change in Control Agreements provide, among other things, for the payment of 2.99 times each Executive's base salary upon termination of his employment by Northeast Savings other than for cause, retirement, death or disability, or by him for good reason upon a change in control of the Association, if the termination occurs within one year following a change in control; payment of two times his base salary if the termination occurs more than one but less than two years following a change of control; and for payment of his base salary if the termination occurs more than two years following a change in control.

  If the employment of the Executives were terminated by Northeast Savings (other than for cause) or by the Executives for "good reason" on December 31, 1993, the maximum amounts which would be due them would be as follows: Mr. Rutland $1,064,000 and Mr. Walters $500,000.

  Mr. Walters became fully vested in the benefit under his SERP, which otherwise would have been 75% vested on February 1, 1993 and 100% vested on February 1, 1994. Mr. Walters is entitled to such benefits only upon his termination of employment. If Mr. Walters' employment had been terminated on December 31, 1993, the amount due to him under the SERP would have been approximately $371,700.

EMPLOYMENT AGREEMENT

  The Company and the Association have entered into agreements ("Employment Agreements") with George P. Rutland, Chairman of the Board and Chief Executive Officer, and Kirk W. Walters, President, Chief Operating Officer and Chief Financial Officer, (the "Executives") whereby the Executives agree to remain in the employ of the Company and the Association, and the Company and the Association have agreed to retain their services for a period of twenty-four months to the 31st of December 1994 (the "Term"). During the first year of the employment term, Mr. Rutland's salary is required to be at least $500,000 annually and at least that amount for the remainder of the Term/1/. If during the Term Mr. Rutland is terminated other than for cause, as
- - --------
/1/ Mr. Rutland has voluntarily reduced his salary to $450,000 per annum since
    February 14, 1991, reflecting the downsizing of assets and expenses of the Association.

defined in the Employment Agreement, or death, or normal disability or retirement, or terminates his employment for good reason, as defined in the Employment Agreement, the Company and the Association will pay to Mr. Rutland a lump sum severance payment equal to the greater of: (1) the remaining term of the Employment Agreement; or (2) $532,000 following Mr. Rutland's last receipt of regular pay. If during the Term Mr. Walters is terminated other than for cause, as defined in the Employment Agreement, or due to death or normal disability or retirement or terminates his employment for good reason, as defined in the Employment Agreement, the Company and the Association will pay to Mr. Walters a lump sum severance payment equal to the greater of: (1) the remaining term of the Employment Agreement; or (2) $250,000 following Mr. Walters' last receipt of regular pay. Messrs. Rutland and Walters will not receive any benefits under the Employment Agreements if they are otherwise entitled to and elect to accept benefits provided for in the Change in Control Arrangements.

  Subsequent to the fiscal year end of December 31, 1993, the Company and the Association entered into new employment agreements with Messrs. Rutland and Walters. The new employment agreements terminate on December 31, 1997.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Northeast Savings offers loans to its directors, officers and employees for the financing of their homes and for other personal, household or consumer purposes. These loans are made in the ordinary course of business and, in the opinion of management, do not involve more than the normal risk of collectability or present other unfavorable features. These loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with non-affiliated persons, except loans made under the 1990 Employee Residential Mortgage Loan Program (the "Program") or to certain employees required to relocate as a part of their employment with Northeast ("Relocation Mortgage Loans"). Mortgage loans made to eligible employees pursuant to the Program are made at a rate of interest charged to non-affiliated persons but the application, document preparation fees, and underwriting fee, if applicable, together with a portion of the origination fee equal to 1% of the principal amount of the loan, are waived. Relocation Mortgage Loans are made with no origination fee and at a rate of not more than 2 percent below the rate of interest charged to non-affiliated persons at the time of closing if the rate is fixed or not more than 2 percent below the fully-indexed rate at the time the loan is originated or adjusted if the loan is an adjustable rate mortgage. However, in no event are any of the loans described above made at a rate less than Northeast Savings' cost of funds. Upon termination of employment, such preferential rates revert to the market rate at the time the loan was made for fixed rate loans, or the current adjusted rate for adjustable rate loans. All loans to directors and officers were current as of December 31, 1993.

  The Financial Institutions Reform, Recovery and Enforcement Act of 1989 and the Federal Deposit Insurance Corporation Improvement Act of 1991 imposed the restrictions of Section 22(g) and 22(h) of the Federal Reserve Act on savings institutions. These sections impose certain restrictions on loans or other extensions of credit made to directors, executive officers or principal shareholders, including a requirement that extensions of credit to directors, executive officers or principal shareholders be made on substantially the same terms as those prevailing for loans to unrelated parties. The Association's loan policies conform to the requirements of Sections 22(g) and 22(h) and, as a result, the above described preferential rate loan programs are no longer available to executive officers.

  The following table sets forth certain loan information regarding all preferential rate loans outstanding during the past fiscal year to any director or executive officer of the Company indebted to Northeast Savings in an amount aggregating $60,000 or more since the beginning of the last fiscal year. No amounts relating to such loans are included in the "Summary Compensation Table" as the loan programs were not for the primary purpose of compensating the executive officers.

                      POSITION AS
                    OFFICER AND/OR                 HIGHEST
                      DIRECTOR OF                  BALANCE     NOTE   PREFER-   PRINCIPAL
                       NORTHEAST                    SINCE     ANNUAL   ENTIAL   BALANCE AT
                      FEDERAL AT       TYPE OF    JANUARY 1, INTEREST INTEREST DECEMBER 31,
      NAME         DECEMBER 31, 1993     LOAN        1993    RATE(1)    RATE       1993
      ----         ----------------- ------------ ---------- -------- -------- ------------
George P. Rutland  Chairman of the   Adjustable    $440,408   6.125%  4.93%(2)          0
                   Board and Chief   Rate
                   Executive         Residential
                   Officer           Mortgage
Kirk W. Walters    President, Chief  Adjustable    $312,921   7.00%    4.0%(2)   $306,696
                   Operating         Rate
                   Officer and       Residential
                   Chief Financial   Mortgage
                   Officer

- - --------
(1) The note annual interest rate shown reflects the fully-indexed rate at the time of adjustment.
(2) This was the cost of funds to the Association at the time of adjustment.

  Richard H. Gordon, a director, engages in commercial real estate development and related activities in the Hartford area, through various corporations or partnerships of which he or his immediate family are the principal beneficial owners. Northeast Savings has entered into several transactions with Mr. Gordon's companies. In the opinion of management, such transactions were made in the ordinary course of business, on terms prevailing generally and at market rents for such transactions. Prior to Mr. Gordon's election as a director, by agreement dated December 29, 1983, Northeast Savings leased certain office space, located in premises known as 90 State House Square, Hartford, Connecticut from a partnership in which Mr. Gordon is the general partner and 50 percent owner. At December 31, 1993, the Association leased 25,002 square feet of space pursuant to the 1983 agreement at a monthly rental payment of $57,722. The lease term ends December 31, 1996.

  Northeast Savings also leases from a separate partnership in which Mr. Gordon is managing partner 178 square feet of space for two automatic teller machine locations in the same building, near its banking office, at a current annual rental of $15,753. The lease expires March 31, 1998.

  Northeast Savings has also leased, with regulatory approval, approximately 82,090 square feet of space at an initial average cost of $21.95 per square foot, triple net, for a term of ten years in another building known as 50 State House Square, Hartford, Connecticut of which Mr. Gordon owns a 50 percent interest. At December 31, 1993, the monthly rent payment was $202,883. The lease term ends April 30, 1995.

  Thomas P. O'Neill III, also a director, has a 21 percent interest in Hawley Street Investors, a limited partnership which purchased a parcel of real estate in Boston, Massachusetts from Northeast Savings in January, 1985 for $2.4 million. The Association leased back a 3,900 square foot portion of the premises for a term of ten years at $35 per square foot, triple net. The present monthly rental payment is $16,063.80. At the time the Hawley Street Investors transaction was completed, Mr. O'Neill had a 65 percent interest in Hawley Street Investors. Mr. O'Neill is also a general partner, and has a 65 percent interest in Yarmouth Bay Associates Limited Partnership (the "Yarmouth Partnership") which purchased property on Route 28 in South Yarmouth, Massachusetts from Northeast Savings on May 30, 1985 for $180,000. The Association entered into a lease of the premises for ten years with two five-year renewal options. Lease cost for the first five years was $2,800 per month, triple net, with provision for increased rents indexed to the Consumer Price Index for the second five years of the original term and each of the renewal terms. Lease cost for the current five year term is $3,306.80 per month, triple net. Both the sale and lease back transactions were made with Mr. O'Neill prior to the time he was nominated and elected to his position as director. At the time that the Yarmouth Partnership transaction was completed, Mr. O'Neill had a 40 percent interest in the Yarmouth Partnership.

  On February 10, 1994, the Company announced the sale to Shawmut Bank of ten Northeast Savings branch offices including the Boston office leased from Mr. O'Neill. Further, on March 24, 1994, the Company announced the sale of the Association's South Yarmouth branch office to Sandwich Cooperative Bank. When these two branch sales are completed, the Association will no longer lease any office premises from Mr. O'Neill.

STOCK OPTIONS

  The Company has established the Northeast Federal Corp. 1993 Stock Option Plan (the "Employee Option Plan"). The Employee Option Plan was approved by stockholders on June 18, 1993. Until that time the Company (including its predecessor the Association) also had maintained the 1983 Stock Option Plan and the 1986 Stock Option Plan (the "1983 and 1986 Employee Option Plans") under which options to purchase an aggregate of 373,616 shares of Common Stock were outstanding at December 31, 1993. The Board of Directors terminated the ability to grant any new options under the 1983 and 1986 Plans when the Employee Option Plan was approved by stockholders.

  The following table lists options granted during the fiscal year ended December 31, 1993 to the officers included in the Summary Compensation Table and contains information about the potential value of these options based upon certain assumptions as to the appreciation in the Company's Common Stock over the life of the option.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                           POTENTIAL REALIZABLE VALUE
                                                                                AT ASSUMED ANNUAL
                                                                                 RATES OF STOCK
                                                                               PRICE APPRECIATION
                                     INDIVIDUAL GRANTS                         FOR OPTION TERM (3)
                   ------------------------------------------------------- ---------------------------
                    NUMBER OF
                    SECURITIES     PERCENT OF
                    UNDERLYING       TOTAL
                   OPTIONS/SARS   OPTIONS/SARS EXERCISE OR
                     GRANTED       GRANTED IN  BASE PRICE
      NAME          (#)(1)(2)     FISCAL YEAR   ($/SHARE)  EXPIRATION DATE    5% ($)       10% ($)
      ----         ------------   ------------ ----------- --------------- ------------ --------------
George P. Rutland    145,000(4)      18.4        4.6875       06/30/02     $ 374,730.90 $   922,980.07
                     100,000(4)      12.7        5.4375       09/30/02       299,784.72     738,384.06

Kirk W. Walters      250,000(5)      31.7        4.6875       06/30/02     $ 646,087.75 $ 1,591,344.95
                     100,000(5)      12.7        5.4375       09/30/02       299,784.72     738,384.06

JoAnn Dolan           25,000(6)       3.2        4.6875       06/30/02     $  64,608.78 $   159,134.50

Tami W. Kaschuluk     21,000(7)       2.7        4.6875       06/30/02     $  54,271.37 $   133,672.98
                         800(8)        .1        6.3125       04/22/02         2,784.21       6,857.64
                       3,200(9)        .4        6.375        04/22/02        11,247.10      27,702.13

Daniel Steinmetz      10,000(10)      1.3        4.6875       06/30/02     $  25,843.51 $    63,653.80

- - --------
 (1) Options are subject to limited rights pursuant to which options, to the extent outstanding for at least six months, may be exercised in the event of a change in control of the Company. Upon the exercise of a limited right, the optionee would receive a cash payment equal to the difference between the exercise price of the related option on the date of grant and the fair market value of the underlying shares of Common Stock on the date the limited right is exercised, or, at the option of the Company, such number of shares of Common Stock having an equivalent value to such difference.
 (2) The option term is nine years.
 (3) The amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and common stock holdings are dependent on the future performance of the common stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.
 (4) Options granted on July 1, 1993, under the Employee Option Plan. 145,000 of these options granted on July 1, 1993 will vest on July 1, 1994 and 100,000 granted on September 24, 1993 will vest on September 23, 1994.
 (5) Options granted on July 1, 1993, under the Employee Option Plan. 250,000 of these options vest on July 1, 1994, and 100,000 vest on September 23, 1994.
 (6) Options granted on July 1, 1993 under the Employee Option Plan. These options vest according to the following schedule: July 1, 1994, 8,334 shares, July 1, 1995, 8,333 shares; July 1, 1996, 8,333 shares.
 (7) Options granted on July 1, 1993 under the Employee Option Plan. These options vest according to the following schedule: July 1, 1994, 7,000 shares, July 1, 1995, 7,000 shares; July 1, 1996, 7,000 shares.
 (8) Options granted under the 1986 Employee Option Plan. These options vest according to the following schedule: April 23, 1993, 266 shares; April 23, 1994, 267 shares; April 23, 1995, 267 shares.
 (9) Options granted under the 1983 Employee Option Plan. These options vest according to the following schedule: April 23, 1993, 1,067 shares; April 23, 1994, 1,067 shares; April 23, 1995, 1,066 shares.
(10) Options granted under the Employee Option Plan. These options vest according to the following schedules: July 1, 1994, 3,334 shares; July 1, 1995, 3,333 shares; July 1, 1996, 3,333 shares.

  The following table shows certain information regarding options exercised during the fiscal year ended December 31, 1993 and held as of December 31, 1993 by the Named Executive Officers of the Company and/or the Association. No options were exercised by any of the Named Executive Officers during the fiscal year ended December 31, 1993.

                        OPTIONS AND YEAR-END VALUE TABLE

                                 AT DECEMBER 31, 1993
                     ---------------------------------------------
                           NUMBER OF
                     SECURITIES UNDERLYING        VALUE OF
                          UNEXERCISED            UNEXERCISED
                         OPTIONS/SARS           OPTIONS/SARS
                         EXERCISABLE/           EXERCISABLE/
                         UNEXERCISABLE     UNEXERCISABLE($)(1) (2)
                     --------------------- -----------------------
George P. Rutland       175,000/245,000          $461,478/0
Kirk W. Walters          70,000/350,000           185,313/0
JoAnn Dolan              15,000/ 25,000            40,313/0
Tami W. Kaschuluk         6,332/ 23,668            10,787/0
Daniel J. Steinmetz       5,000/ 10,000            13,438/0

- - --------
(1) The closing price of the Company's Common Stock on December 31, 1993 was $4.38.
(2) The market value of the underlying securities for all unexercisable options was less than the exercise or base price at year-end.

  THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH INCLUDED IN THIS PROXY STATEMENT SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES THIS REPORT OR PERFORMANCE GRAPH BY REFERENCE THEREIN, AND SHALL NOT BE DEEMED SOLICITING MATERIAL OR OTHERWISE DEEMED FILED UNDER EITHER OF SUCH ACTS.

                           PERSONNEL COMMITTEE REPORT

EXECUTIVE COMPENSATION

  In accordance with SEC rules, the following report explains the Company's and the Association's policies on executive compensation for 1993 regarding Mr. Rutland, Chief Executive Officer, and the other executive officers of the Company.

GENERAL EXECUTIVE COMPENSATION POLICIES

  The Company's policies are designed to attract and retain qualified executives and to ensure that their efforts are directed toward the long-term interests of the Company and the Association and the Company's shareholders. As indicated, officers of the Company do not receive compensation for their services from the Company, other than stock options; their compensation is received as officers of Northeast Savings. The Association strives to pay competitive base salaries and provide employee benefit plans which are competitive with other similar savings associations and banks for the quality of the executive retained, while also taking into consideration the Association's overall financial condition and challenges faced. In addition, the Company and the Association seek to provide incentive to executives and to promote concern for shareholder interests and Company performance through the grant of stock options.

  The Company's and the Association's Personnel Committees, both of which are comprised of the same outside directors, at least annually review salaries, stock options, and other aspects of executive compensation. In general, the purpose of this evaluation is to ensure that the Association's overall executive compensation programs remain competitive with savings associations and banks that are similar in both asset size and geographical markets to the Association and that total executive pay represents both the individual's performance as well as the current and past performance of the Association. While the income tax implications of the compensation program to the Company and its executive officers are continually assessed, including the recently enacted $1 million per covered employee limitation on compensation expenses deductible by the Company, they are not presently a significant factor in the administration of the program.

SUMMARY OF EXECUTIVE COMPENSATION

  The Summary Compensation Table and the Stock Option Tables provide shareholders a concise and comprehensive overview of compensation attributable to the fiscal year ended December 31, 1993 and include individual compensation information for the Chief Executive Officer and the four other executive officers included in the Summary Compensation Table, as well as the Stock Option Tables.

SUMMARY OF 1993 COMPENSATION PROGRAMS

  For the fiscal year ended December 31, 1993, the executive compensation program consisted of base salary and certain executive benefit plans indicated below under "Other Compensation Plans" and, particularly for incentive purposes, stock option plans. Each year, the performance of executives is reviewed and, based upon an assessment of individual performance, a corresponding merit salary increase may be awarded. In granting merit salary increases the Association's Personnel Committee also evaluates the Association's financial condition and results of operations, as well as the difficulties presented to such officers as a result of such financial condition. In recent years the Association has been struggling to first re-achieve and then strengthen its regulatory capital compliance after the devastation of such capital by the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") and further to deal with the increase in non-performing assets and real estate owned as a result of the recession in the Association's market areas. With the exception of Mr. Rutland, merit increases and/or bonuses were awarded to executive officers for fiscal year 1994 plus an amount equal to one-twelfth of the 1994 increase was paid in December 1993. No other merit increases were paid to Executive Officers during the fiscal year ended December 31, 1993. Factors considered in granting such increases were subjective in nature based upon the recommendation of the Chief Executive Officer and the assessment by the Association's Personnel Committee of the individual's performance and contribution to the performance of the Association, any changes in functional responsibility, and competitive factors. In performing such assessment the Personnel Committee had available compensation information of other savings institutions. In particular, as regards to Mr. Walters, such factors included recognition of his promotion to Chief Executive Officer effective January 1, 1994. In 1991, Mr. Rutland voluntarily reduced his salary and such reduction has remained in effect.

STOCK OPTIONS

  The Board of Directors believes that stock options are important to increase and to attract and encourage the continued employment and service of executive officers and other key officers and employees by increasing their proprietary interest in the Company. The Employee Option Plan, which was approved by shareholders at the Company's 1993 Annual Meeting, authorizes the granting of incentive and/or non-statutory options for up to 1,000,000 shares of Common Stock to such officers of the Company, the Association and their subsidiaries as the Personnel Committee of the Board of Directors may determine. The Committee selects officers and employees to whom options are to be granted, the number of options to be granted and, consistent with the Employee Option Plan, the terms and conditions of such options. Stock options were granted to Mr. Rutland and to the four other executive officers included in the Summary Compensation Table. Such options were granted on the basis of subjective factors including recognition of the responsibilities of such officers and to further align their interests with those of the Company's stockholders. Option grants under previous option plans were also considered in the granting of options under the Employee Option Plan. The options granted in 1993 will generally vest over a three year period, providing a long term focus.

OTHER COMPENSATION PLANS

  Generally, the Association maintains retirement, life, and health insurance plans that provide the same benefits to all employee participants, including senior and executive officers.

  In the fiscal year ended December 31, 1993 the Association also maintained the following executive benefit plans for all senior officers, including the executive officers: Executive Disability

Plan; Supplemental Medical Reimbursement Plan; and an Executive Life Insurance Plan. The Association also has established a Supplemental Executive Retirement Plan for Mr. Walters.

MR. RUTLAND'S 1993 COMPENSATION

  The Personnel Committee meets periodically to evaluate Mr. Rutland's performance and reports on that evaluation to the independent directors of the Board. The principal components of Mr. Rutland's 1993 compensation consisted of base salary and other compensation indicated above. Mr. Rutland's base salary did not change during the fiscal year ended December 31, 1993, nor has his salary increased since he joined the Association in July of 1988. Mr. Rutland was awarded options under the Stock Option Plan; in granting such options the Company's Personnel Committee considered subjective factors, as well as the time and attention devoted by Mr. Rutland in reducing the Association's non-performing loans and real estate owned in California.

  When Mr. Rutland was appointed Chairman, President and Chief Executive Officer of the Association, an executive search firm, Korn/Ferry International, assisted the Personnel Committee in locating qualified individuals for the position and in determining compensation to be offered to such an individual, giving consideration to the size of the institution and the duties and responsibilities of the position.

  Mr. Rutland's total cash compensation is based on his contribution to the overall long-term strategy and financial strength of the Company, including the development and successful implementation of the Company's capital plan. Such plan was required of all thrift institutions that, like Northeast Savings, did not meet the capital requirements resulting from FIRREA and was to outline the institution's plan for achieving capital compliance. As a result of the Association's significant reduction in asset size and the achievement of its goal to return to the activities of a traditional thrift institution, relying on retail deposits and mortgage loans, the Association achieved compliance with all fully phased in capital requirements. This achievement was a priority for Northeast Savings and was not assured at the time the new capital requirements were enacted in 1989. As a result of the Company's compliance with its capital requirement, the Company was released from its capital plan in May of 1991. Since that time the Company and the Association have met all capital requirements. Through its return to traditional thrift and banking activities, a strategy implemented under the direction of Mr. Rutland, and through several years of planned asset reductions and restructurings the Association exceeds all fully phased-in regulatory capital requirements. In recognition of the significant downsizing of assets and expenses of the Association to meet current and future capital requirements, Mr. Rutland voluntarily reduced his salary in February of 1991 from $500,000 to $450,000.

  The ongoing recession in the Northeast and in California have had a negative impact on the Company's financial results; the weak economies in these markets forced the Company to increase its provision for loan losses and resulted in higher expenses related to real estate acquired in settlement of loans (REO). Despite the negative pressure on earnings, the Association has taken steps in the most recently ended fiscal year which while having a negative impact on net earnings significantly reduced non-performing assets and increased the potential to return to profitability. In August 1993, the Association completed a sale of $30.4 million of residential REO in a single sale. The Association continues to direct critical resources toward reducing non-performing assets. Because of his many years of experience in California and his indepth knowledge of the market, Mr. Rutland now spends the majority of his time in California dedicating his time and attention to the Association's problem loans and REO. The Association has made progress in the last fiscal year in decreasing its non-performing assets. The Association securitized approximately $360 million of mortgage loans originated in California. This securitization improved the geographic diversity of the Association's loan portfolio and reduces the Association's credit risk by exchanging loans for high quality mortgage-backed securities. These improvements in the Company's financial and operating performance were strongly influenced by the direction and active involvement of Mr. Rutland. Effective January 1, 1994, Mr. Rutland stepped down as Chief Executive Officer. In recognition of his reduced responsibilities, Mr. Rutland's annual compensation for fiscal 1994 has been reduced from $450,000 to $350,000.

PERSONNEL COMMITTEE

  The foregoing report on executive compensation is provided by the below listed directors, who comprise the Personnel Committee. The Personnel Committee makes recommendations to the Board concerning the election of senior officers and reviews and approves their compensation. It reviews and approves employee benefit plans and incentive plans and participation therein and, where required, recommends changes to the Board of Directors. All of the members of the Personnel Committee are non-employee directors.

                        1993 PERSONNEL COMMITTEE MEMBERS

                          Raymond T. Schuler, Chairman
                              David W. Clark, Jr.
                           Beverly Lannquist Hamilton
                                George W. Sarney
                             Frederick W. Zuckerman

                         STOCK PRICE PERFORMANCE GRAPH

  The following graph and table compare the cumulative total return of an investment as of December 31, 1988, in the Common Stock of Northeast Savings (effective July 9, 1990, the Common Stock of the Company, the successor to Northeast Savings) with the results of an equivalent investment as of December 31, 1988, based on the S&P 500 Index and the Value Line S&L Index.



                PERFORMANCE GRAPH FOR NORTHEAST FEDERAL CORP.
            INDEXED COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN
      NORTHEAST COMMON STOCK, S&P 500 INDEX & THE VALUE LINE S&L INDEX*

                            [GRAPH APPEARS HERE]

                   1988    1989    1990    1991    1992    1993
- - -------------------------------------------------------------------
S&P 500             100     132     128     165     179     197
Value Line S&L      100     118     108     262     344     379
Northeast Federal   100      53      25      34     112      74
- - -------------------------------------------------------------------

* Total return assumes reinvestment of dividends.

OTHER INFORMATION

MATTERS PRESENTED BY STOCKHOLDERS

  Pursuant to the Company's Bylaws only such business shall be conducted at an annual meeting of stockholders as is properly brought before the meeting. For the business to be properly brought before an annual meeting, it must be brought by a Common Stockholder and, in addition to all other applicable requirements, timely notice of the matter must first be given to the Secretary of the Company. To be timely, written notice must be received by the Secretary not less than sixty days prior to the meeting. If less than seventy days' prior notice or prior public disclosure of the meeting has been given to stockholders, then notice of the proposed business matter must be received by the Secretary not later than ten days after the mailing of notice of the meeting or such public disclosure. Any notice to the Secretary must include as to each matter the stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reason for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

AUDITORS

  Deloitte & Touche serves as the independent auditors for the Company. Representatives of Deloitte & Touche will be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so. They will be available to respond to questions of stockholders.

  Northeast Federal Corp. has engaged Deloitte & Touche as its new independent accountants. Deloitte & Touche serve as the independent accountants for both Northeast Federal and its savings and loan association subsidiary, Northeast Savings, F.A. ("Northeast Savings"). The decision to hire new independent accountants was recommended by the Audit Committees of both Northeast Federal and Northeast Savings and approved by the Board of Directors on September 24, 1993. Coopers & Lybrand, who previously served as the independent accountants for Northeast Federal and Northeast Savings were dismissed on that same day.

  On September 24, 1993, the date on which the Board of Directors approved the hiring of Deloitte & Touche as the new independent accountants for Northeast Federal and Northeast Savings, F.A., subject to compliance with requisite regulatory requirements, Northeast Savings, RISDIC and the trustees of certain Rhode Island Financial Institutions had an outstanding balance due to Deloitte & Touche for professional services performed in conjunction with the 1992 acquisition of certain assets of four Rhode Island institutions by Northeast Savings, F.A. Fees for the services rendered were paid prior to the commencement of the current audit engagement.

  In connection with the audits of the two fiscal years ended March 31, 1992 and December 31, 1992 and the subsequent interim period through September 24, 1993, there were no disagreements with Coopers & Lybrand on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

  In accordance with Item 304(a) (1) (v) of Regulation S-K, during the two most recent fiscal years and the subsequent interim period, Northeast Federal has not been advised by Coopers & Lybrand of any of the reportable events listed in
Item 304(a) (v) (A) through (D).

  The audit reports of Coopers & Lybrand on the consolidated financial statements of Northeast Savings, F.A. and subsidiaries as of and for the fiscal years ended December 31, 1992 and March 31, 1992 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph noting the Company changed its method of accounting for income taxes for the fiscal year ended March 31, 1992.

STOCKHOLDER PROPOSALS

  Any common stockholder of the Company wishing to have a proposal considered for inclusion in the Company's 1995 proxy statement materials prepared in connection with the Company's Annual Meeting must, in addition to other applicable requirements, set forth such proposal in writing and file it with the Secretary of the Company on or before December 28, 1994. The Board of Directors of the Company will review any proposals from stockholders received by that date and will determine whether any such proposals will be included in its 1995 proxy solicitation materials.

  In the event of any questions, please call the Company at (203) 280-1074.

                                        By Order of the Board of Directors

                          (SIGNATURE OF CRAIG W. SMITH APPEARS HERE)

                                        Craig W. Smith
                                        Secretary

April 28, 1994

                     REVOCABLE PROXY/VOTING AUTHORIZATION

                            NORTHEAST FEDERAL CORP.

                             50 STATE HOUSE SQUARE
                          HARTFORD, CONNECTICUT 06103

  This Proxy/Voting Authorization is Solicited on Behalf of the Board of
Directors

  The undersigned hereby appoints George P. Rutland, David W. Clark, Jr. and Kirk W. Walters, and each of them, each with full power of substitution, proxies of the undersigned to vote, as designated herein, all the shares of Common Stock of Northeast Federal Corp. held of record by the undersigned on March 25, 1994, at the Annual Meeting of Stockholders to be held on May 20, 1994 including any adjournments thereof, on all matters as may properly be brought before said meeting.

                               (continued and to be signed on the reverse side)

                                            [X]     PLEASE
                                                     MARK
                                                     YOUR
                                                    VOTE AS
                                                    IN THIS
                                                    EXAMPLE.

            ----------------
                 COMMON
- - --------------------------------------------------------------------------------
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
- - --------------------------------------------------------------------------------

1. Election of Directors

     FOR all            WITHHOLD Authority
     Nominees             to Vote for All
   listed above              Nominees
       [_]                      [_]

George J. Fantini, Jr., Richard H. Gordon, George P. Rutland, John R. Silber



To withhold authority to vote for individual nominees please write their names here.


- - ------------------------------------------------------------------------------

      WILL
     ATTEND  [_]
     MEETING



- - --------------------------------------------------------------------------------
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED STOCKHOLDER(S). ON MATTERS FOR WHICH YOU DO NOT SPECIFY A
CHOICE, YOUR SHARES WILL BE VOTED FOR THE NOMINEES FOR THE ELECTION AS
DIRECTORS. IF ANY OTHER MATTERS ARE PRESENTED AT THE MEETING, THIS PROXY WILL
BE VOTED BY THE PERSON(S) NAMED IN THIS PROXY IN THEIR DISCRETION. AT THE
PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE
PRESENTED AT THE MEETING.





Signature ______________________________

Signature ______________________________

Date ___________________________________

Please sign exactly as name appears on this Proxy. If stock is held jointly, each owner should sign. Persons signing in a representative capacity should give their title.



Please return promptly using the enclosed postage paid envelope

                     REVOCABLE PROXY/VOTING AUTHORIZATION

                            NORTHEAST FEDERAL CORP.

                             50 STATE HOUSE SQUARE
                          HARTFORD, CONNECTICUT 06103

  The undersigned hereby instructs Chemical Banking Corporation, as Trustee, to vote the shares of Northeast Federal Corp. Common Stock, par value $0.01 per share, allocated to my account under the 1985 Northeast Savings, F.A. Employee Stock Ownership Plan on March 25, 1994, at the Annual Meeting of Stockholders to be held on May 20, 1994 and at any adjournments thereof on the election of the nominees named on the reverse side as Directors of the Company in the manner directed herein by the undersigned, and in its discretion upon such other matters as may come before the meeting, all as set forth in the Notice and the Proxy Statement for the meeting. The undersigned hereby authorizes Chemical Banking Corporation, as Trustee, to vote upon any such other matters which may properly come before the Annual Meeting or any adjournments thereof in the same manner as the proxies appointed by the Board of Directors to vote proxies solicited on behalf of the Board of Directors.

                               (continued and to be signed on the reverse side)

                                            [X]     PLEASE
                                                     MARK
                                                     YOUR
                                                    VOTE AS
                                                    IN THIS
                                                    EXAMPLE.

            ----------------
                 COMMON
- - --------------------------------------------------------------------------------
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
- - --------------------------------------------------------------------------------

1. Election of Directors

     FOR all            WITHHOLD Authority
     Nominees             to Vote for All
   listed above              Nominees
       [_]                      [_]

George J. Fantini, Jr., Richard H. Gordon, George P. Rutland, John R. Silber



To withhold authority to vote for individual nominees please write their names here.


- - ------------------------------------------------------------------------------

      WILL
     ATTEND  [_]
     MEETING



TRUSTEE AUTHORIZATION

I HEREBY AUTHORIZE CHEMICAL BANKING CORPORATION, AS TRUSTEE UNDER THE 1985
NORTHEAST SAVINGS, F.A. EMPLOYEE STOCK OWNERSHIP PLAN, TO VOTE THE SHARES OF
COMMON STOCK OF NORTHEAST FEDERAL CORP. HELD FOR MY ACCOUNT UNDER SAID PLAN AT
THE ANNUAL MEETING OF STOCKHOLDERS, IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN
ABOVE.
- - --------------------------------------------------------------------------------
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED STOCKHOLDER. ON MATTERS FOR WHICH YOU DO NOT SPECIFY A
CHOICE, YOUR SHARES WILL BE VOTED FOR THE NOMINEES FOR THE ELECTION AS
DIRECTORS. IF ANY OTHER MATTERS ARE PRESENTED AT THE MEETING, THIS PROXY WILL
BE VOTED BY THE PERSON(S) NAMED IN THIS PROXY IN THEIR DISCRETION. AT THE
PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE
PRESENTED AT THE MEETING.






Signature ______________________________   Date _______________________________
Please return promptly using the enclosed postage paid envelope.

                     REVOCABLE PROXY/VOTING AUTHORIZATION

                            NORTHEAST FEDERAL CORP.

                             50 STATE HOUSE SQUARE
                          HARTFORD, CONNECTICUT 06103

  The undersigned hereby instructs Shawmut Bank Connecticut, N.A., as Trustee, to vote the shares of Northeast Federal Corp. Common Stock, par value $0.01 per share, credited to my account under the Thrift and Profit Sharing Plan for Employees of Northeast Savings, F.A. on March 25, 1994 at the Annual Meeting of Stockholders to be held on May 20, 1994 and at any adjournments thereof on the election of the nominees named on the reverse side as Directors of the Company in the manner directed herein by the undersigned, and in its discretion upon such other matters as may come before the meeting, all as set forth in the Notice and the Proxy Statement for the meeting. The undersigned hereby authorizes Shawmut Bank Connecticut, N.A., as Trustee, to vote upon any such other matters which may properly come before the Annual Meeting or any adjournments thereof in the same manner as the proxies appointed by the Board of Directors to vote proxies solicited on behalf of the Board of Directors.

                               (continued and to be signed on the reverse side)

                                            [X]     PLEASE
                                                     MARK
                                                     YOUR
                                                    VOTE AS
                                                    IN THIS
                                                    EXAMPLE.

            ----------------
                 COMMON
- - --------------------------------------------------------------------------------
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
- - --------------------------------------------------------------------------------

1. Election of Directors

     FOR all            WITHHOLD Authority
     Nominees             to Vote for All
   listed above              Nominees
       [_]                      [_]

George J. Fantini, Jr., Richard H. Gordon, George P. Rutland, John R. Silber



To withhold authority to vote for individual nominees please write their names here.


- - ------------------------------------------------------------------------------

      WILL
     ATTEND  [_]
     MEETING



TRUSTEE AUTHORIZATION

I HEREBY AUTHORIZE SHAWMUT BANK CONNECTICUT, N.A., AS TRUSTEE FOR THE THRIFT
AND PROFIT SHARING PLAN FOR EMPLOYEES OF NORTHEAST SAVINGS, F.A., TO VOTE THE
SHARES OF COMMON STOCK OF NORTHEAST FEDERAL CORP. HELD FOR MY ACCOUNT UNDER
SAID PLAN AT THE ANNUAL MEETING OF STOCKHOLDERS, IN ACCORDANCE WITH THE
INSTRUCTIONS GIVEN ABOVE.
- - --------------------------------------------------------------------------------
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED STOCKHOLDER. ON MATTERS FOR WHICH YOU DO NOT SPECIFY A
CHOICE, YOUR SHARES WILL BE VOTED FOR THE NOMINEES FOR THE ELECTION AS
DIRECTORS. IF ANY OTHER MATTERS ARE PRESENTED AT THE MEETING, THIS PROXY WILL
BE VOTED BY THE PERSON(S) NAMED IN THIS PROXY IN THEIR DISCRETION. AT THE
PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE
PRESENTED AT THE MEETING.






Signature ______________________________   Date _______________________________
Please return promptly using the enclosed postage paid envelope.